UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2018

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2018, The Coca-Cola Company (the “Company”) announced key changes in top leadership.

Effective January 1, 2019, Brian Smith, age 62, has been named President and Chief Operating Officer of the Company. Mr. Smith joined the Company in 1997 as Latin America Group Manager for Mergers and Acquisitions, a role he held until July 2001. From 2001 to 2002, he worked as Executive Assistant to Brian Dyson, then Chief Operating Officer and Vice Chairman of the Company. Mr. Smith served as President of the Brazil Division from 2002 to 2008 and President of the Mexico business unit from 2008 through 2012. Mr. Smith was appointed President of the Latin America Group in January 2013 and served in that role until his appointment in August 2016 to his current position as President of the Europe, Middle East and Africa Group. James Quincey, the Company’s current President and Chief Executive Officer, will continue as Chief Executive Officer of the Company following Mr. Smith’s succession to the position of President and Chief Operating Officer.

        On October 18, 2018, the Company announced that Kathy Waller, Executive Vice President, Chief Financial Officer and President, Enabling Services, will be retiring from the Company. On December 31, 2018, Ms. Waller will step down from her position as President, Enabling Services and will continue with the Company as Executive Vice President and Chief Financial Officer until her retirement on March 15, 2019. On October 17, 2018, the Company provided Ms. Waller a letter detailing the terms of her separation. The letter provides that Ms. Waller will receive severance benefits under the terms of The Coca-Cola Severance Pay Plan, contingent upon entry into a customary release and agreement on competition, trade secrets and confidentiality. With respect to annual incentives, if Ms. Waller remains employed through March 15, 2019, she will receive an award for 2019, prorated for two and one-half months under the standard terms of the Performance Incentive Plan. With respect to long-term incentives, Ms. Waller will not receive any additional equity grants and all of Ms. Waller’s outstanding performance share unit awards and stock option awards will be treated according to the existing terms of the equity plans and related agreements. Ms. Waller’s retirement benefits will consist of those benefits accrued and vested under the standard terms and conditions of the plans in which she participates, including health and welfare coverage. The foregoing description is qualified in its entirety by the letter for Ms. Waller, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On October 18, 2018, the Company announced that John Murphy, age 56, will succeed Ms. Waller as Chief Financial Officer of the Company. For a transition period effective January 1, 2019, Mr. Murphy will serve as Senior Vice President and Deputy Chief Financial Officer. Mr. Murphy will assume the role of Executive Vice President and Chief Financial Officer on March 16, 2019, following Ms. Waller’s retirement. Mr. Murphy joined the Company in 1988 as an International Internal Auditor. In 1991, he moved to Coca-Cola Japan and served as Executive Assistant to the Chief Financial Officer of Coca-Cola Japan. Mr. Murphy served in various finance, planning and operations roles with expanded responsibilities at Coca-Cola Japan and subsequently worked for F&N Coca-Cola Ltd., the Coca-Cola bottling partner in Singapore. He rejoined the Company in 1996 as Region Manager in Indonesia. From March 2000 to November 2000, Mr. Murphy served as Vice President of Business Systems in Coca-Cola North America, and from December 2000 to March 2004, he served as Executive Vice President and Chief Financial Officer of Coca-Cola Japan. From April 2004 to May 2005, he served as Deputy President of Coca-Cola Japan and in June 2005, he was appointed Vice President of Strategic Planning of the Company, a position he held until he became President of the Latin Center business unit in October 2008. Mr. Murphy was appointed President of the South Latin business unit in January 2013 and served in that role until his appointment in August 2016 to his current position as President of the Asia Pacific Group.

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On October 18, 2018, the Company provided Messrs. Smith and Murphy with letters to confirm their new positions and set forth the primary compensation elements that will be effective commencing January 1, 2019. Pursuant to Mr. Smith’s letter, his base salary will be $850,000 effective as of January 1, 2019. Mr. Smith will continue to be eligible to participate in the Company’s Performance Incentive Plan and Long-Term Incentive programs, and the Compensation Committee of the Board of Directors (the “Compensation Committee”) set Mr. Smith’s target annual incentive at 175% of his annual base salary. Mr. Smith will continue to be subject to the Company’s share ownership guidelines, and he will receive certain additional benefits described therein. Pursuant to Mr. Murphy’s letter, his base salary will be $800,000 effective as of January 1, 2019. Mr. Murphy will continue to be eligible to participate in the Company’s Performance Incentive Plan and Long-Term Incentive programs, and the Compensation Committee set Mr. Murphy’s target annual incentive at 125% of his annual base salary. Mr. Murphy will continue to be subject to the Company’s share ownership guidelines, and he will participate in the Company’s Global Mobility Policy for a period of two years.

Details regarding base salary determinations, the Performance Incentive Plan and the Long-Term Incentive program are included in the Compensation Discussion and Analysis section of the Company’s definitive proxy statement for the 2018 Annual Meeting of Shareowners filed with the Securities and Exchange Commission on March 8, 2018. The foregoing description is qualified in its entirety by the letters for Messrs. Smith and Murphy, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 8.01. Other Events.

As described above, on October 18, 2018, the Company announced key changes in top leadership. The Company’s press release with respect to these changes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Letter, dated October 17, 2018, from the Company to Kathy N. Waller.
Exhibit 10.2	Letter, dated October 18, 2018, from the Company to Brian J. Smith.
Exhibit 10.3	Letter, dated October 18, 2018, from the Company to John Murphy.
Exhibit 99.1	Press Release of The Coca-Cola Company, dated October 18, 2018, regarding key leadership changes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)
Date: October 18, 2018	By: /s/ Bernhard Goepelt Bernhard Goepelt Senior Vice President and General Counsel

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